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Exhibit 21


SUBSIDIARIES OF THE REGISTRANT

DAOU-Integrex, Inc., a Delaware Corporation
DAOU On-Line, Inc., a Delaware Corporation
DAOU Sentient, Inc., a Delaware Corporation
DAOU Synexus, Inc., a Delaware Corporation
DAOU TMI, Inc., a Delaware Corporation
DAOU RHI, Inc., a Delaware Corporation




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